                                                                    Exhibit 1.2




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                            THE E.W. SCRIPPS COMPANY
                              (AN OHIO CORPORATION)


                         1,260,000 CLASS A COMMON SHARES



                        INTERNATIONAL PURCHASE AGREEMENT











DATED:  JUNE __, 1998





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



                                TABLE OF CONTENTS


PURCHASE AGREEMENT

SECTION 1. Representations and Warranties..................................................3
      (a)  Representations and Warranties by the Company...................................3
           (i)      Compliance with Registration Requirements..............................3
           (ii)     Incorporated Documents.................................................4
           (iii)    Independent Accountants................................................5
           (iv)     Financial Statements...................................................5
           (v)      No Material Adverse Change in Business.................................5
           (vi)     Good Standing of the Company...........................................5
           (vii)    Good Standing of Subsidiaries..........................................6
           (viii)   Capitalization.........................................................6
           (ix)     Authorization of Agreement.............................................6
           (x)      Authorization and Description of Securities............................6
           (xi)     Absence of Defaults and Conflicts......................................6
           (xii)    Compliance with ERISA..................................................7
           (xiii)   Absence of Labor Dispute...............................................8
           (xiv)    Absence of Proceedings.................................................8
           (xv)     Accuracy of Exhibits...................................................8
           (xvi)    Possession of Intellectual Property....................................8
           (xvii)   Absence of Further Requirements........................................9
           (xviii)  Possession of Licenses and Permits.....................................9
           (xix)    Title to Property......................................................9
           (xx)     Compliance with Cuba Act...............................................9
           (xxi)    Investment Company Act................................................10
           (xxii)   Environmental Laws....................................................10
      (b)  Representations and Warranties by the Selling Shareholders.....................10
           (i)      Good Standing of the Selling Shareholders.............................10
           (ii)     Accurate Disclosure...................................................10
           (iii)    Authorization of Agreements...........................................11
           (iv)     Good and Marketable Title.............................................11
           (v)      Absence of Manipulation...............................................12
           (vi)     Absence of Further Requirements.......................................12
           (vii)    Restriction on Sale of Securities.....................................12
           (viii)   No Association with NASD..............................................12
           (ix)     Delivery of Form W-9..................................................13
(c)      Officer's Certificates...........................................................13

SECTION 2. Sale and Delivery to International Managers; Closing...........................13
      (a)  Initial International Securities...............................................13
      (b)  International Option Securities................................................13
      (c)  Payment........................................................................14
      (d)  Denominations; Registration....................................................15

SECTION 3. Covenants of the Company.......................................................15
      (a)  Compliance with Securities Regulations and Commission Requests.................15
      (b)  Filing of Amendments...........................................................15
      (c)  Delivery of Registration Statements............................................15
      (d)  Delivery of  Prospectuses......................................................16
      (e)  Continued Compliance with Securities Laws......................................16
      (f)  Blue Sky Qualifications........................................................16
      (g)  Rule 158.......................................................................17
      (h)  Restriction on Sale of Securities..............................................17
      (i)  Reporting Requirements.........................................................17

SECTION 4. Payment of Expenses............................................................17
      (a)  Expenses.......................................................................17
      (b)  Termination of Agreement.......................................................18

SECTION 5. Conditions of International Managers' Obligations..............................18
      (a)  Effectiveness of Registration Statement........................................18
      (b)  Opinion of Counsel for Company.................................................18
      (c)  Opinion of Counsel for the Selling Shareholders................................19
      (d)  Opinion of Counsel for International Managers..................................19
      (e)  Officers' Certificate..........................................................19
      (f)  Certificate of Selling Shareholders............................................19
      (g)  Accountant's Comfort Letter....................................................19
      (h)  Bring-down Comfort Letter......................................................20
      (i)  Purchase of Initial International Securities...................................20
      (j)  Conditions to Purchase of International Option Securities......................20
           (i)      Officers' Certificate.................................................20
           (ii)     Certificate of Selling Shareholders...................................20
           (iii)    Opinion of Counsel for Company........................................20
           (iv)     Opinion of Counsel for the Selling Shareholders.......................20
           (v)      Opinion of Counsel for International Managers.........................21
           (vi)     Bring-down Comfort Letter.............................................21
      (k)  Additional Documents...........................................................21
      (l)  Termination of Agreement.......................................................21

SECTION 6. Indemnification................................................................21
      (a)  Indemnification of International Managers......................................21

      (b)   Indemnification of Company, Directors, Officers and Selling
            Shareholders..................................................................24
      (c)   Actions against Parties; Notification.........................................24
      (d)   Settlement Without Consent if Failure to Reimburse............................25

SECTION 7.  Contribution..................................................................25

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery................26

SECTION 9.  Termination of Agreement......................................................26
      (a)   Termination; General..........................................................26
      (b)   Liabilities...................................................................27

SECTION 10. Default by One or More of the International Managers..........................27

SECTION 11. Notices.......................................................................28

SECTION 12. Parties.......................................................................28

SECTION 13. Governing Law and Time........................................................28

SECTION 14. Effect of Headings............................................................28


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



                            THE E.W. SCRIPPS COMPANY
                              (an Ohio corporation)

                         1,260,000 Class A Common Shares

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

Merrill Lynch International
as Lead Manager of the International Managers
c/o      Merrill Lynch International
         20 Farringdon Street
         London England EC1M 3NH

Ladies and Gentlemen:

         The E.W. Scripps Company, an Ohio corporation (the "Company"), The Edward W. Scripps Trust (the "Scripps Trust") and The Jack R. Howard Trust (the "Howard Trust," and together with the Scripps Trust, the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch International ("MLI") and each of the other International Managers named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom MLI is acting as representative (in such capacity, the "Lead Manager"), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of Class A Common Shares, par value $.01 per share ("Class A Common Shares"), of the Company set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 189,000 additional Class A Common Shares to cover over-allotments, if any. The aforesaid 1,260,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 189,000 Class A Common Shares subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities."

         The Company and the Selling Shareholders understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Manager deems advisable after this Agreement has been executed and delivered.

         It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company and the Selling Shareholders of an aggregate of 5,040,000 Class A Common Shares (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "U.S. Representative") and the grant by the Selling Shareholders to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 756,000 additional Class A Common Shares solely to cover over allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that (a) the Selling Shareholders are not obligated to sell, and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters, and (b) the Selling Shareholders are not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities."

         The Underwriters will concurrently enter into an Intersydicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-53315) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or Prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of U.S. Prospectus is identical to the Form of International Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." The form of International Prospectus and the form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, are herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final form of International Prospectus and the final form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering are herein called the "International Prospectus" and the "U.S. Prospectus", respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the Preliminary International Prospectus dated May __, 1998 and Preliminary U.S. Prospectus dated May __, 1998, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of the Prospectuses shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

         SECTION 1.        Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
               Section 2(b) hereof, and agrees with each International Manager, as follows:


                    (i)      Compliance with Registration Requirements. The
                        Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933

                         Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any such amendment or supplement was issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Manager expressly for use in the Registration Statement or the U.S. Prospectus or any amendments or supplements thereto.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                   (ii)      Incorporated Documents. The documents
                        incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act

                        Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii)      Independent Accountants. The accountants who
                        certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv)       Financial Statements. The financial statements
                        included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (v)        No Material Adverse Change in Business. Since the
                        respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a

                        "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and
                        (C) except for regular quarterly dividends on the Class A Common Shares and Common Voting Shares of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi)       Good Standing of the Company. The Company has been
                        duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement and the U.S. Purchase Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.



                  (vii)      Good Standing of Subsidiaries. Each "significant
                        subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and except for Memphis Publishing Company and Evansville Courier Company, Inc., is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

                 (viii)      Capitalization. The authorized, issued and
                        outstanding capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or the U.S. Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock, including the Securities to be purchased by the International Managers and the U.S. Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the International Managers and the U.S. Underwriters from the Selling Shareholders, was issued in violation of preemptive or other similar rights of any securityholder of the Company.

                  (ix)       Authorization of Agreement. This Agreement and the
                        U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (x)         Authorization and Description of Securities. The
                        Class A Common Shares conform to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

                  (xi)       Absence of Defaults and Conflicts. Neither the
                        Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the sale of the Securities) and compliance by the Company with its obligations hereunder and under the U.S. Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xii)      Compliance with ERISA. The Company and each member
                        of its Control Group (as defined below) is in compliance in all material respects with all presently applicable provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder; no "reportable event" (for which a filing is required with the Pension Benefit Guaranty Corporation) (as defined in ERISA and the regulations and published interpretations thereunder) has occurred with respect to any material "pension plan" (as defined in ERISA and the regulations and published interpretations thereunder) established or maintained by the Company or any member of its Control Group; neither the Company nor any member of its Control Group has incurred nor expects to incur any material liability under (i) Title IV of ERISA with respect to termination of a "pension plan" or withdrawal from any multiemployer "pension plan" (as defined in ERISA and the regulations and published interpretations thereunder) or (ii)
                        Section 412 or 4971 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"); and each material "pension plan" established or maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and has received favorable determination letter as to its qualifications and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. For purposes of this subsection, "Control Group" is defined to include any entity which is part of a group which includes the Company and is treated as a single employer under Section 414 of the Code.

                 (xiii)      Absence of Labor Dispute. No labor dispute with the
                        employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xiv)      Absence of Proceedings. There is no action, suit,
                        proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this

                        Agreement or the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder and thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                 (xv)        Accuracy of Exhibits. There are no contracts or
                        documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                 (xvi)       Possession of Intellectual Property. The Company
                        and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                 (xvii)      Absence of Further Requirements. No filing with, or
                        authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement or the U.S. Purchase Agreement, in connection with the offering, issuance or sale of the Securities hereunder or thereunder or the consummation of the transactions contemplated by this

                        Agreement or the U.S. Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                (xviii)      Possession of Licenses and Permits. The Company and
                        its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xix)        Title to Property. The Company and its subsidiaries
                        have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                 (xx)        Compliance with Cuba Act. The Company has complied
                        with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
                        Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                 (xxi)       Investment Company Act. The Company is not, and
                        upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                 (xxii)      Environmental Laws. Except as described in the
                        Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(b)               Representations and Warranties by the Selling Shareholders.
      Each Selling Shareholder severally and not jointly represents and warrants to each International Manager as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling International Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each International Manager, as follows:

                  (i)        Good Standing of the Selling Shareholders. The
                        Scripps Trust represents and warrants that it is a trust duly formed and validly existing pursuant to Ohio law. The Howard Trust represents and warrants that it is a trust duly formed and validly existing pursuant to New York law.

                  (ii)       Accurate Disclosure. To the best knowledge of the
                        Scripps Trust, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct. The Scripps Trust has reviewed and is familiar with the Registration Statement and the Prospectuses with respect to all information contained therein other than information furnished by the Howard Trust and with respect to such information neither the Prospectuses nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Scripps Trust makes no representation or warranty with respect to any matters or information relating to the Howard Trust contained in the Registration Statement and Prospectuses, or any amendments or supplements thereto. The Howard Trust has reviewed and is familiar with the Registration Statement and the Prospectuses with respect to matters relating to the Howard Trust only, and with respect to such matters neither the Prospectuses nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Howard Trust makes no representation or warranty with respect to any matters or information relating to the Company or the Scripps Trust contained in the Registration Statement and Prospectuses, or any amendments or supplements thereto. Neither Selling Shareholder is prompted to sell the Securities to be sold by such Selling Shareholder under this Agreement and the U.S. Purchase Agreement by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectuses.

                  (iii)      Authorization of Agreements. Each Selling
                        Shareholder has the full right, power and authority to enter into this Agreement and the U.S. Purchase Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and thereunder. The execution and delivery of this Agreement and the U.S. Purchase Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and therein and compliance by such Selling Shareholder with its obligations hereunder and under the U.S. Purchase Agreement have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the trust agreement of such Selling Shareholder, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

                  (iv)       Good and Marketable Title. Each Selling Shareholder
                        has and will at the Closing Time and, if any International Option Securities are purchased, on the Date of Delivery, have good and marketable title to the Securities to be sold by such Selling Shareholder under this Agreement and the U.S. Purchase Agreement, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the U.S. Purchase Agreement, and upon delivery of such Securities and payment of the purchase price therefor as herein and therein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (v)        Absence of Manipulation. Such Selling Shareholder
                        has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (vi)       Absence of Further Requirements. No filing with, or
                        consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by any Selling Shareholder of its obligations under this Agreement or the U.S. Purchase Agreement or in connection with the sale and delivery of the Securities under this Agreement or the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (vii)      Restriction on Sale of Securities. During a period
                        of 180 days from the date of the Prospectuses, neither Selling Shareholder will, without the prior written consent of MLI, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Voting Shares or Class A Common Shares or any securities convertible into or exercisable or exchangeable for Common Voting Shares or Class A Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Voting Shares or Class A Common Shares, whether any such swap or transaction described in clause (i) or
                        (ii) above is to be settled by delivery of Common Voting Shares or Class A Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder or under the U.S. Purchase Agreement.

                 (viii)      No Association with NASD. Neither such Selling
                        Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(q) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

                 (ix)        Delivery of Form W-9. Such Selling Shareholder
                        agrees to deliver to the Lead Manager at or prior to the Closing Time a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Lead Manager or to counsel for the International Managers and the U.S. Underwriters shall be deemed a representation and warranty by the Company to each International Manager and each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Lead Manager or to counsel for the International Managers and the U.S. Underwriters pursuant to the terms of this Agreement and the U.S. Purchase Agreement shall be deemed a representation and warranty by such Selling Shareholder to each International Manager and U.S. Underwriter as to the matters covered thereby.

      SECTION 2.      Sale and Delivery to International Managers; Closing.

         (a) Initial International Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial International Securities set forth in Schedule B opposite the name of such Selling Shareholder, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Lead Manager in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) International Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, The Scripps Trust and the Howard Trust hereby grant options to the International Managers, severally and not jointly, to purchase up to an aggregate additional 189,000 Class A Common Shares as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Lead Manager to the Selling Shareholders setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Lead Manager, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial

                  International Securities, subject in each case to such adjustments as the Lead Manager in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial International Securities shall be made at the offices of Baker & Hostetler, Suite 2650, Walnut Street, Cincinnati, Ohio 45202, or at such other place as shall be agreed upon by the Lead Manager, the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time)) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Lead Manager, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Lead Manager, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Lead Manager to the Company and the Selling Shareholders.

         Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to the bank account designated by each Selling Shareholder against delivery to the Lead Manager for the respective accounts of the International Managers of certificates for the Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Manager, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. MLI, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Manager may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Manager in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.        Covenants of the Company.  The Company covenants with
                  each International Manager as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Lead Manager immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Lead Manager notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Lead Manager with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Lead Manager or counsel for the International Managers shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Manager and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Manager, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement the Prospectuses in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Lead Manager may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
                  Section 11(a) of the 1933 Act.

         (h) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of MLI, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Voting Shares or Class A Common Shares or any securities convertible into or exercisable or exchangeable for Common Voting Shares or Class A Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or
                  (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Voting Shares or Class A Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Voting Shares or Class A Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the

                  Securities to be sold hereunder and under the U.S. Purchase Agreement, (B) any Common Voting Shares or Class A Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Voting Shares or Class A Common Shares issued or options to purchase Common Voting Shares or Class A Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses or (D) Common Voting Shares or Class A Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

         (i) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4.        Payment of Expenses.

         (a) Expenses. The Selling Shareholders will pay or cause to be paid all fees and expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the International Managers of this Agreement and the U.S. Purchase Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp duties, capital duties, stock transfer taxes or other duties payable upon the sale, issuance or delivery of the Securities to the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors and the fees and disbursement of the Selling Shareholders' respective counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the International Managers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the

                  Blue Sky Survey and any supplement thereto and (viii) the fees and expenses of any transfer agent or registrar for the Securities.

         (b) Termination of Agreement. If this Agreement is terminated by the Lead Manager in accordance with the provisions of
                  Section 5, Section 9(a)(i) or Section 10 hereof, the Selling Shareholders shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

         SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof and in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the Lead Manager shall have received the favorable opinion, dated as of Closing Time, of Baker & Hostetler LLP, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the International Managers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the International Managers may reasonably request.

         (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Lead Manager shall have received the favorable opinion, dated as of Closing Time, of Baker & Hostetler LLP and Fulton, Rowe, Hart & Coon, counsel for The Scripps Trust and The Howard Trust, respectively, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the International Managers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the International Managers may reasonably request.

         (d) Opinion of Counsel for Underwriters. At Closing Time, the Lead Manager shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to such matters as you may reasonably request.

         (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Manager shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that
                  (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and
                  (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (f) Certificate of Selling Shareholders. At Closing Time, the Lead Manager shall have received a certificate of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement and the U.S. Purchase Agreement at or prior to Closing Time.

         (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Manager shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Lead

                  Manager, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (h) Bring-down Comfort Letter. At Closing Time, the Lead Manager shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (i) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

         (j) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Manager shall have received:

                          (i)    Officers' Certificate. A certificate, dated
                                such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to
                                Section 5(e) hereof remains true and correct as of such Date of Delivery.

                          (ii)    Certificate of Selling Shareholders. A
                                certificate, dated such Date of Delivery, of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

                          (iii)   Opinion of Counsel for Company. The favorable
                                opinion of Baker & Hostetler LLP, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such

                                Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                           (iv)   Opinion of Counsel for the Selling
                                Shareholders. The favorable opinion of Baker & Hostetler LLP and Fulton, Rowe, Hart & Coon, counsel for The Scripps Trust and The Howard Trust, respectively, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                                Section 5(c) hereof.

                           (v)    Opinion of Counsel for International Managers.
                                The favorable opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                           (vi)   Bring-down Comfort Letter. A letter from
                                Deloitte & Touche LLP, in form and substance satisfactory to the Lead Manager and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Manager pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (k) Additional Documents. At Closing Time and at each Date of Delivery counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Manager and counsel for the International Managers.

         (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities, may be terminated by the Lead Manager by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.        Indemnification.

         (a) Indemnification of International Managers. (1) By the Company. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by MLI), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided that the liability of the Company to indemnify or otherwise make payments to the International Managers (or persons controlling the International Managers) pursuant to the foregoing indemnity agreement of the Company (and any liability of the Company as a result of any breach of this Agreement by the Company other than as a result of bad faith) shall not extend to statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished by the Scripps Trust or the Howard Trust for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

         (2) By the Scripps Trust. The Scripps Trust agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in clauses (i), (ii) and (iii) of Section 6(a)(1) above, as incurred; provided that the liability of the Scripps Trust to indemnify or otherwise make payments to the International Managers (or persons controlling the International Managers) pursuant to the foregoing indemnity agreement of the Scripps Trust shall not extend to statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished by the Howard Trust for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

         (3) By the Howard Trust. The Howard Trust agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the extent and manner set forth in clauses (i),
(ii) and (iii) of Section 6(a)(1) above; provided that the liability of the Howard Trust to indemnify or otherwise make payments to the International Managers (or persons controlling the International Managers) pursuant to the foregoing indemnity agreement of the Howard Trust (and any liability as a result of any breach of this Agreement by the Howard Trust other than as a result of bad faith) shall be limited to statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished by the Howard Trust for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), and in no event shall the aggregate of such liability of the Howard Trust exceed the product of the number of Shares sold by the Howard Trust times the price per share paid to it by the International Managers pursuant hereto.

                  The foregoing notwithstanding, indemnity agreements of the Company and Selling Shareholders shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through MLI expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto). The Company and the Selling Shareholders will not be liable to any International Manager with respect to any International Prospectus to the extent that the Company or Selling Shareholders shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such International Manager, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such International Manager failed to send or give, at or prior to the Closing Time, a copy of the International Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the International Managers and the loss, liability, claim, damage or expense of such International Manager resulted from an untrue statement or omission of a material fact contained in or omitted from a prospectus which was corrected in the International Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such International Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and
(ii) such failure to give or send such International Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have deprived the Company or the Selling Shareholders of its or their sole defense to the claim asserted by such person.

                  (b)        Indemnification of Company, Directors, Officers and
                        Selling Shareholders. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder each against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through MLI expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

                  (c)        Actions Against Parties; Notification. Each
                        indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by MLI, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent
                        (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d)        Settlement Without Consent If Failure to Reimburse.
                        If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7.     Contribution. If the indemnification provided for in
                        Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or
                        (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company and the Selling Shareholders on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholders and the International Managers agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8.     Representations, Warranties and Agreements to Survive
                    Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the International Managers.

         SECTION 9.     Termination of Agreement.

         (a)                 Termination; General. The Lead Manager may
                    terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Manager, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Ohio authorities.

         (b)                 Liabilities. If this Agreement is terminated
                    pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.               Default by One or More of the International

                             Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Manager shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Manager shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Selling Shareholders to sell the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

         No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Selling Shareholders to sell the relevant International Option Securities, as the case may be, either (i) the Lead Manager or (ii) any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for a International Manager under this Section 10.

         SECTION 11.         Notices. All notices and other communications
                        hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Lead Manager at North Tower, World Financial Center, New York, New York 10281-1201, attention of [__________]; notices to the
                        Company shall be directed to it at 312 Walnut Street, 28th Floor, Cincinnati, Ohio 45202, attention: Daniel J. Castellini, Senior Vice President/Finance and Administration; notices to The Scripps Trust shall be directed to it at 312 Walnut Street, 28th Floor, Cincinnati, Ohio 45202, attention: Donald E. Meihaus, Secretary-Treasurer; and notices to The Howard Trust shall be directed to it at c/o George Rowe, Esq., Fulton, Rowe, Hart & Coon, One Rockefeller Plaza, Suite 301, New York, New York 10020.

         SECTION 12.         Parties. This Agreement shall each inure to the
                        benefit of and be binding upon the International Managers, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers, the Company and the Selling Shareholders in accordance with its terms.

                                    Very truly yours,

                                    THE E.W. SCRIPPS COMPANY


                                    By_______________________________________
                                        Title:

                                    THE EDWARD W. SCRIPPS TRUST

                                    By________________________________________

                                    THE JACK R. HOWARD TRUST

                                    By________________________________________

CONFIRMED AND ACCEPTED, as of the date first above written:

By:  MERRILL LYNCH INTERNATIONAL


By________________________________________
         Authorized Signatory

For itself and as Lead Manager of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A

                                                        Number of
                                                         Initial
         Name of Underwriter                     International Securities
         -------------------                     ------------------------

Merrill Lynch International..........................  [              ]
                                                        --------------
[                               ]....................  [              ]
 -------------------------------                        --------------
[                               ]....................  [              ]
 -------------------------------                        --------------
[                               ]....................  [              ]
 -------------------------------                        --------------
[                               ]....................  [              ]
 -------------------------------                        --------------



















Total..................................................[1,260,000]


                                     Sch A-1

                                   SCHEDULE B


                                                  Number of Initial                        Maximum Number of
         Selling Shareholders                       International                   International Option Securities
         --------------------                   Securities to be Sold                         to Be Sold
                                                ---------------------                         ----------

The Edward Scripps Trust                               700,000                                  105,000
The Jack R. Howard Trust                               560,000                                   84,000


         Total..................                      1,260,000                                 189,000
                                                      =========                                 =======

















                                     Sch B-1

                                   SCHEDULE C

                            THE E. W. SCRIPPS COMPANY
                         1,260,000 Class A Common Shares
                           (Par Value $.01 Per Share)




         (i) The initial public offering price per share for the International Securities, determined as provided in said
                  Section 2, shall be $[ ].

         (ii) The purchase price per share for the Securities to be paid by the several Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in
                  Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.
























                                     Sch C-1

                                                                      Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the International Purchase Agreement and the U.S. Purchase Agreement.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the International Purchase Agreement and the U.S. Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company.

         (v) The sale of the Securities by the Selling Shareholders is not subject to preemptive or other similar rights of any securityholder of the Company.

         (vi) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

         (vii) Each of the International Purchase Agreement and the U.S. Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (viii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         (ix) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectuses, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (x) The documents incorporated by reference in the Prospectuses (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

         (xi) The form of certificate used to evidence the Class A Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

         (xii) To the best of such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

         (xiii) The information in the Prospectus under "Description of Capital Stock", "Business-- Broadcast Television-Digital Television" and "--Federal Regulation of Broadcasting" and "Certain United States Tax Consequences to Non-U.S. Shareholders" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

         (xiv) To the best of such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

         (xv) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

        (xvi) To the best of such counsel's knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

        (xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the International Purchase Agreement and the U.S. Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

        (xviii)    The execution, delivery and performance of the International
               Purchase Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in the International Purchase Agreement, in the U.S. Purchase Agreement and in the Registration Statement (including the sale of the Securities) and compliance by the Company with its obligations under the International Purchase Agreement and the U.S. Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the International Purchase Agreement and the U.S. Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

         (xix) Each of the Company and its subsidiaries has obtained all material licenses required by the Federal Communications Commission ("FCC") for the conduct and operation of its respective businesses, and such licenses are in full force and effect. The Company and its subsidiaries are presently conducting their respective businesses in substantial compliance with all applicable rules and regulations of the FCC.

         (xx) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectuses was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B


         FORM OF OPINION OF COUNSEL FOR EACH OF THE SELLING SHAREHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

         (i) Such Selling Shareholder is a trust duly formed and validly existing pursuant to Ohio or New York law, as the case may be.

         (ii) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which such counsel need express no opinion) is necessary or required to be obtained by such Selling Shareholder for the performance by such Selling Shareholder of its obligations under the International Purchase Agreement or the U.S. Purchase Agreement or in connection with the offer, sale or delivery of the Securities.

         (iii) Each of the International Purchase Agreement and the U.S. Purchase Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

         (iv) The execution, delivery and performance of the International Purchase Agreement and the U.S. Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the International Purchase Agreement, the U.S. Purchase Agreement and the Registration Statement and compliance by such Selling Shareholder with its obligations under the International Purchase Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary action on the part of such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of such Selling Shareholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which such Selling Shareholder is a party or by which it may be bound, or to which any of the property or assets of such Selling Shareholder may be subject nor will such action result in any violation of the provisions of the trust agreement of such Selling Shareholder, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

         (v) To the best of such counsel's knowledge, such Selling Shareholder has valid and marketable title to the Securities to be sold by such Selling Shareholder pursuant to the International Purchase Agreement and the U.S. Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the International Purchase Agreement and the U.S. Purchase Agreement. By delivery of a certificate or certificates therefor such Selling Shareholder will transfer to the Underwriters who have purchased such Securities pursuant to the International Purchase Agreement and the U.S. Purchase Agreement (without notice of any defect in the title of such Selling Shareholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

         Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                      B-2